Exhibit 99.2

PROG Holdings, Inc. Declares Dividend

SALT LAKE CITY, May 6, 2026– PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Four Technologies, MoneyApp and Purchasing Power, announced today that its Board of Directors declared a quarterly cash dividend of $0.14 per share of common stock, payable on June 2, 2026, to shareholders of record as of the close of business on May 19, 2026.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides inclusive, transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions; Four Technologies, a provider of Buy Now, Pay Later payment options through its platform Four; MoneyApp, a mobile application that offers customers interest-free cash advances; and Purchasing Power, a voluntary employee benefit provider, allowing employees to purchase brand-name products through either automatic payroll deductions or allotments. More information on PROG Holdings' companies can be found at https://www.progholdings.com.

Investor Contact
John A. Baugh, CFA
VP, Investor Relations
john.baugh@progleasing.com